Exhibit (h)(1)(a)

FIRST AMENDMENT TO THE

NOVATED DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT to the Novated Distribution Agreement dated as of September 30, 2021 (the “Agreement”), is entered into by and between CONVERSUS STEPSTONE PRIVATE MARKETS, a Delaware statutory trust (the “Fund”) and FORESIDE FINANCIAL SERVICES, LLC, a Delaware limited liability company (the “Distributor”), with an effective date of ______________, 2022.

WHEREAS, the parties to the Agreement desire to amend the Agreement in the manner set forth herein; and

WHEREAS, the parties to the Agreement desire to amend Exhibit A of the Agreement to reflect the addition of Conversus StepStone Private Venture and Growth Fund;

WHEREAS, Section 16 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

CONVERSUS STEPSTONE PRIVATE MARKETS	FORESIDE FINANCIAL SERVICES, LLC

By:	By:

Name/title:	Name/title:

Date:	Date:

AMENDED EXHIBIT A

Fund List

Conversus StepStone Private Markets

Conversus StepStone Private Venture and Growth Fund

2